 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase
All Outstanding Shares of Common Stock and Series A Preferred Stock
of
Planet Payment, Inc.
at
$4.50 Per Share of Common Stock, Net in Cash, and $13.725 Per Share of Series A Preferred Stock,
Net in Cash,
Pursuant to the Offer to Purchase dated November 13, 2017
by
Fintrax US Acquisition Subsidiary, Inc.
an indirect wholly owned subsidiary of
Franklin UK Bidco Limited
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Fintrax US Acquisition Subsidiary, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Franklin UK Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), to purchase all outstanding shares of  (i) common stock, par value $0.01 per share (“Company Common Stock”), of Planet Payment, Inc., a Delaware corporation (the “Company”), at a price per share of  $4.50 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Common Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, and (ii) Series A Preferred Stock, par value $0.01 per share (“Company Series A Preferred Stock” and together with the Company Common Stock, the “Shares”) of the Company, at a price per share of  $13.725, equal to the Common Stock Offer Price multiplied by the conversion ratio set forth in the Company’s Restated Certificate of Incorporation rounded to the nearest one-hundredth, which is 3.05 (such price as it may be amended from time to time in accordance with the Merger Agreement, the “Preferred Stock Offer Price”), net to the seller in cash, without any interest, but subject to any required withholding of taxes, in each case upon the terms and subject to the conditions set forth in this Offer to Purchase (together with any amendments or supplements hereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration time of the Offer, the procedure for delivery by book-entry transfer cannot be completed prior to the expiration time of the Offer, or time will not permit all required documents to reach the Depositary prior to the expiration time of the Offer.
Such form may be delivered, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
Computershare Trust Company, N.A.
By Mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, Rhode Island 02940-3011
By Overnight Courier:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street, Suite V
Canton, MA 02021
Email: CANOTICEOFGUARANTEE@computershare.com
November 13, 2017
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
The guarantee on the back cover page must be completed.
Ladies and Gentlemen:
The undersigned hereby tenders to Purchaser, a Delaware corporation and an indirect wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares Tendered:
Share Certificate Numbers (if available):
If Shares will be delivered by book-entry transfer:
Name of Tendering Institution:
DTC Participant Number:
Transaction Code Number:
Date:

Name(s) of Record Owner(s):

(Please Type or Print)
Address(es):

(Including Zip Code)
Area Code and Telephone Number:
Signature(s):

APPLY MEDALLION GUARANTEE STAMP HERE

GUARANTEE
(Not to be used for signature guarantees)
The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within two (2) NASDAQ Global Market trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the NASDAQ Global Market is open for business.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.
Name(s) of Firm:
Address:
(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature :
Name:
(Please Type or Print)
Title:
Dated:
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.